Exhibit 5.1

May 16, 2019

Mr. Cooper Group Inc.
8950 Cypress Waters Boulevard
Coppell, TX 75019

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

I am the Executive Vice President and General Counsel of Mr. Cooper Group Inc. (the “Company”) and have advised the Company in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration of 20,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) to be issued under the 2019 Omnibus Incentive Plan (the “Plan”).

I, or lawyers working under my direction, have, to the extent we deemed necessary, examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for the purposes of this opinion. In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me (or such persons) as originals, the conformity to original documents of all documents submitted to me as certified copies and the authenticity of the original of such copies.

Upon the basis of the foregoing, I am of the opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with the terms of the Plan at prices in excess of par value thereof, will be validly issued, fully paid and non-assessable.

My opinion is limited to the General Corporation Law of the State of Delaware. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is furnished by me, as counsel to the Company, to you, solely for your benefit. I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Anthony W. Villani
Anthony W. Villani
Executive Vice President and General